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                                                                    EXHIBIT 99.1


                  [BIODYNAMICS INTERNATIONAL, INC. LETTERHEAD]


                                  NEWS RELEASE



RELEASE: Immediate                                                 NASDAQ: BDYN

CONTACT: Nicholas A. Frungillo, Jr.
        (201) 359-8444


                         BIODYNAMICS SETTLES LITIGATION
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PARSIPPANY, NEW JERSEY - (July 2, 1997) - Biodynamics International, Inc.
announced today that it had settled the litigation with the former owner of its German subsidiary.

The settlement agreement cancels approximately $1.6 million, including accrued interest, due from Biodynamics to the former owner. Cancellation of this debt, which relates to the original acquisition of the German subsidiary, will result in a direct increase in equity.

Company President and Chief Executive Officer, Karl H. Meister commented that "I am pleased to see this arbitration brought to a close in a manner that strengthens the Company's balance sheet."

Biodynamics International, Inc. is a world leader in safe bioimplants for tissue repair, with offices in Parsippany, New Jersey and Erlangen, Germany, and processing and manufacturing facilities in Alachua, Florida and Neunkirchen, Germany.

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